                                    EXHIBIT A
                                    ---------

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that the Amendment No. 1 to
Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Metawave Communications Corporation has been filed on behalf of the undersigned.

SIGNATURE:

         Dated: December 26, 2001

         Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                   By:      /s/ Edward F. Glassmeyer
                                            ------------------------------------
                                            Edward F. Glassmeyer, as
                                            General Partner or
                                            Managing Member or as
                                            Attorney-in-fact for the
                                            above-listed entities
         Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                   By:      /s/ Edward F. Glassmeyer
                                            ------------------------------------
                                            Edward F. Glassmeyer,
                                            Individually and as
                                            Attorney-in-fact for the
                                            above-listed individuals